UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01Entry into a Material Definitive Agreement.

On April 22, 2022, aTyr Pharma, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may offer and sell shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) from time to time through Jefferies, acting as sales agent (the “Offering”). The Company has also filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-250095), which became effective on November 23, 2020 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell Shares having an aggregate offering price of up to $65.0 million.

Upon delivery of a sales notice and subject to the terms and conditions of the Agreement, Jefferies may sell the Shares at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for the Common Stock. The Company may instruct Jefferies to not sell the Shares if the sales cannot be transacted at or above the price designated by the Company in any sales notice. The Company is not obligated to make any sales of the Shares under the Agreement.

The Company or Jefferies may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay Jefferies commissions for its services of acting as sales agent of 3.0% of the gross proceeds from each sale of the Shares pursuant to the Agreement. The Company has also agreed to provide Jefferies with customary indemnification and contribution rights.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is filed herewith as Exhibit 5.1.

The Shares will be sold pursuant to the Registration Statement, and Offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 1.02Termination of a Material Definitive Agreement.

On April 22, 2022, the Company terminated the Capital on DemandTM Sales Agreement with JonesTrading Institutional Services LLC (“JonesTrading”) dated March 23, 2021 (the “Prior Agreement”). Under the Prior Agreement, the Company was permitted to offer and sell, from time to time at its option, Common Stock having an aggregate offering price of up to $25.0 million through JonesTrading, acting as sales agent and/or principal, in negotiated transactions or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated April 22, 2022, by and between aTyr Pharma, Inc. and Jefferies LLC
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: April 22, 2022

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